                              LAMONTS APPAREL, INC.



                                                                October 18, 1994



To the Holder who is a signatory hereto:


Ladies and Gentlemen:

          This Letter Agreement sets forth certain agreements between Lamonts Apparel, Inc. (the "Company") and the undersigned holder (the "Holder") of the Company's 10 1/4% Senior Secured Notes due 1999 (as amended from time to time, the "Notes"). Each other holder of Notes (collectively, the "Other Holders") is concurrently executing a counterpart to this Letter Agreement. Concurrently with the execution hereof, the Holder has caused its nominee to consent to the amendment of the Notes and the Indenture relating thereto (the "Indenture") and to the termination of the related Security Agreement, and the Company and the Trustee under such Indenture have entered into a supplemental indenture to implement such amendment and termination.

1. Subject to the terms and conditions hereof, the Holder hereby agrees that, if requested by the Company (in its sole discretion) on or prior to March 31, 1995, such Holder shall exchange (the "Exchange") that aggregate principal amount of Notes (the "Exchange Notes") equal to the sum of (a) the aggregate principal amount of Notes set forth below such Holder's name on the signature page hereto plus (b) the aggregate principal amount of Notes issued in payment of interest thereon, in each case together with accrued interest thereon, for
(i) that number of shares of the Company's Series B Preferred Stock, liquidation preference $1,000 per share (the "Preferred Shares") equal to the product of (x) 50,000 shares times (y) such Holder's Proportionate Share (defined below) and
(ii) that number of shares of the Company's common stock, par value $.01 per share (the "Common Shares" and, together with the Preferred Shares, the "Exchange Shares") equal to the product of (x) 41,708,870 shares times (y) such Holder's Proportionate Share, in each case rounded to the nearest whole share.

          The Holder's "Proportionate Share" means a fraction (i) the numerator of which is the aggregate principal amount of Exchange Notes outstanding immediately prior to the Exchange and (ii) the denominator of which is the aggregate principal amount of Notes outstanding immediately prior to the Exchange.

          Upon the request of the Holder and the Other Holders, acting unanimously, the Holder shall cause its nominee to consent to, and the Company shall execute and deliver and use its reasonable best efforts to cause the Trustee to execute and deliver an amendment of the Notes and the Indenture (the "Amendment"), to be agreed upon among the Company, the Holder and the Other Holders, which Amendment provides that the Company's option to cause the Exchange shall be embodied in the Notes and the Indenture.

          The terms of the Preferred Shares shall be set forth in a certificate of designations relating thereto (the "Certificate of Designations") to be agreed upon among the Company, the Holder and the Other Holders, which certificate will provide, among other things, that dividends on the Preferred Shares will accrue semi-annually (in cash, or at the Company's option, in kind) at an annual rate equal to 12.75%, and that the Preferred Shares will be redeemable, at the Company's option, at the following per share redemption prices (expressed as a percentage of the liquidation preference on, and accrued but unpaid dividends through, the date of redemption):

               During Year              %
               -----------              -
               1                        85
               2                        90
               3                        95
               4 and after             100

2. The consummation of the Exchange will occur at a closing (the "Closing") to occur on the later of (a) five business days after the Company delivers the request specified in paragraph 1 above and (b) the first business day on which the conditions set forth in paragraph 3 below have been satisfied or waived, or at such other time as may be agreed upon by the parties hereto; PROVIDED, that without the consent of the Company and the Holder, such Exchange shall not occur on or prior to the date of the next annual meeting of the shareholders of the Company, which meeting shall not occur prior to March 2, 1995. At the Closing,
(i) the Holder will deliver to the Company all of the Exchange Notes and (ii) the Company will deliver to the Holder fully paid and non-assessable certificates for the Exchange Shares.

3. The obligations of the parties hereto to consummate the Exchange are conditioned upon the satisfaction or waiver of the following conditions:

               (a) the negotiation of (i) the Certificate of Designations, (ii) an agreement relating to a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 (or any similar rule) under the Securities Act of 1933, as amended (the "Securities Act"), permitting resale of the Exchange Shares (the "Registration Rights Agreement") and (iii) if applicable, the Amendment, in each case in form and substance satisfactory to the Holder and as approved by the board of directors of the Company;

               (b) the amendment of the certificate of incorporation of the Company to permit the consummation of the Exchange either (i) by authorizing a capitalization that is sufficient to permit the issuance of the Common Shares to be received by the Holder and the Other Holders or (ii) by providing for a reverse stock split achieving the same result (in which event the number of Common Shares to be received by the Holder and the Other Holders pursuant to the Exchange shall be proportionately adjusted);

               (c) the consummation by the Company and the Other Holders of the transactions contemplated by such persons' counterpart agreements hereto;

               (d) the delivery of (i) customary and reasonable closing certificates and (ii) an opinion of counsel to the Company, addressed to the Holder, (A) to the effect that (x) the Company has the corporate power and authority to execute and deliver this Letter Agreement and to consummate the transactions contemplated hereby and that such actions will not conflict with or result in a violation of the Company's certificate of incorporation or by-laws and (y) the Exchange Shares have been duly authorized and when delivered in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and (B) concerning such other customary matters reasonably requested by the Holder; PROVIDED, that if the Amendment is adopted, in lieu of such certificates and opinions, there shall be delivered such customary certificates and opinions, if any, contemplated by the Amendment;

               (e) the composition of the Board of Directors of the Company on the earlier of (i) the date of the Exchange and (ii) the date of the effectiveness of the Amendment being satisfactory to the Holder; and

               (f) the absence, from the date hereof to the date of the Exchange, of any breach of a financial covenant (whether or not waived) contained in that certain Loan and Security Agreement by and between Foothill Capital Corporation and the Company, dated as of January 13, 1994 as amended and in effect on the date hereof.

4. Each party hereto severally represents and warrants to each other party hereto and to the Other Holders that (a) such party has the requisite power and authority to execute and deliver this Letter Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;
(b) the execution and delivery of this Letter Agreement by such party, the performance by such party of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized; (c) this Letter Agreement has been duly and validly executed and delivered by such party and constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies; and (d) such party will use its reasonable efforts to, negotiate, execute and deliver, as promptly as possible, all agreements and instruments necessary to consummate the transactions contemplated hereby.

5. The Holder further represents to each other party hereto that (a) it owns beneficially the aggregate principal amount of Exchange Notes, set forth below such Holder's name on the signature page hereto, free and clear of all liens other than liens created hereby, (b) it is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act), (c) it will acquire the Exchange Shares for its own account, and not with a view to the sale or distribution of all or any part thereof in any transaction that would be in violation of the securities laws of the United States, (d) it shall not sell, assign, pledge, give, transfer, distribute or otherwise dispose of any of the Exchange Notes or any interest therein, or make any offer or attempt to do any of the foregoing, on or prior to the earlier of (i) the date of the Exchange or
(ii) the date of the effectiveness of the Amendment and (e) it has received all such information necessary and appropriate to enable it to evaluate the risk inherent in entering into this Agreement and making the Exchange and in consummating the other transactions contemplated hereby.

6. This Letter Agreement will be binding upon and inure solely for the benefit of the parties hereto and their respective successors and assigns, and no other person (excluding the Other Holders) shall acquire or have any right hereunder or by virtue hereof.

7. This Letter Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the parties hereto.

8. Each of the parties hereto agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions (including, without limitation, voting all securities of the Company owned by it) as may be necessary in order to consummate or implement expeditiously the transactions contemplated hereby.

9. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

10. The Company agrees to reimburse the Holder for all reasonable out-of-pocket expenses incurred by it in connection with the negotiation, and execution of this Letter Agreement and the other instruments contemplated hereby and the performance of the transactions contemplated hereby and thereby; PROVIDED, HOWEVER, that the Company shall be liable for the fees and expenses of only one legal counsel for the Holder and the Other Holders.

11. No stockholder, director, officer, employee, agent, or representative, as such, past, present or future, of the Company or any stockholder of the Company shall have any liability for any obligation of the Company hereunder or for any claim based on, in respect of or by reason of, such obligations or any of the transactions contemplated by this Letter Agreement or any other instrument contemplated hereby. The Holder hereby waives and releases all such liability; PROVIDED, that such waiver and release shall not apply to any such liability based upon such person's gross negligence, breach of fiduciary duty or wilful misconduct. The waiver and release are part of the consideration for the transactions contemplated hereby.

12. This Letter Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          If the foregoing correctly sets forth the agreement between us, please indicate by signing where indicated below and returning the attached copy of this letter whereupon this Letter Agreement shall be a valid and binding agreement among us.

                              Sincerely,

                              LAMONTS APPAREL, INC.


                              By:
                                 -------------------------------------------
                                  Name:
                                  Title:

Accepted and Agreed:






Executive Life Insurance Company of New York



By:
     -------------------------------

     By:
          ----------------------------
          Name:
          Title:


     (Principal amount of Notes: $6,429,000)



     (Nominee:  ATWELL & Co.)

Illinois Municipal Retirement Fund (the "Holder") is a fund whose assets are managed by Fidelity Management Trust Company. Notice is hereby given that this Agreement is not executed on behalf of the trustees of the Holder as individuals, and the obligations of this Agreement are not binding upon any of the trustees, officers or shareholders of the Holder individually, but are binding only upon the assets and property of the Holder. The Company agrees that no shareholder, trustee or officer of the Holder may be held personally liable or responsible for any obligations of the Holder arising out of this Agreement. With respect to obligations of the Holder arising out of this Agreement, the Company shall look for payment or satisfaction of any claim solely to the assets and property of the Holder.

                         Northern Trust as Trustee for:

                         Illinois Municipal Retirement Fund



                         By:



                         (Principal amount of Notes:  $1,124,000)



                         (Nominee:  ELL & Co.)



                              ----------------------------------------

General Motors Retirement Program for Salaried Employees (the "Holder") is a fund whose assets are managed by Fidelity Management Trust Company. Notice is hereby given that this Agreement is not executed on behalf of the trustees of the Holder as individuals, and the obligations of this Agreement are not binding upon any of the trustees, officers or shareholders of the Holder individually, but are binding only upon the assets and property of the Holder. The Company agrees that no shareholder, trustee or officer of the Holder may be held personally liable or responsible for any obligations of the Holder arising out of this Agreement. With respect to obligations of the Holder arising out of this Agreement, the Company shall look for payment or satisfaction of any claim solely to the assets and property of the Holder.

                         Bankers Trust as Trustee for:

                         General Motors Retirement Program for  Salaried
                         Employees



                         By:



                         (Principal amount of Notes:  $628,000)



                         (Nominee:  PITT & Co.)



                              ----------------------------------------

General Motors Hourly Rate Employees Pension Plan (the "Holder") is a fund whose assets are managed by Fidelity Management Trust Company. Notice is hereby given that this Agreement is not executed on behalf of the trustees of the Holder as individuals, and the obligations of this Agreement are not binding upon any of the trustees, officers or shareholders of the Holder individually, but are binding only upon the assets and property of the Holder. The Company agrees that no shareholder, trustee or officer of the Holder may be held personally liable or responsible for any obligations of the Holder arising out of this Agreement. With respect to obligations of the Holder arising out of this Agreement, the Company shall look for payment or satisfaction of any claim solely to the assets and property of the Holder.

                         Bankers Trust as Trustee for:

                         General Motors Hourly Rate Employees  Pension Plan



                         By:


                         (Principal amount of Notes:  $885,000)



                         (Nominee:  PITT & Co.)



                              ----------------------------------------

Illinois State Board of Investments (the "Holder") is a fund whose assets are managed by Fidelity Management Trust Company. Notice is hereby given that this Agreement is not executed on behalf of the trustees of the Holder as individuals, and the obligations of this Agreement are not binding upon any of the trustees, officers or shareholders of the Holder individually, but are binding only upon the assets and property of the Holder. The Company agrees that no shareholder, trustee or officer of the Holder may be held personally liable or responsible for any obligations of the Holder arising out of this Agreement. With respect to obligations of the Holder arising out of this Agreement, the Company shall look for payment or satisfaction of any claim solely to the assets and property of the Holder.

                         Northern Trust as Trustee for:

                         Illinois State Board of Investments



                         By:


                         (Principal amount of Notes:  $397,000)



                         (Nominee:  ELL & Co.)



                              ----------------------------------------

Pension Reserves Investment Management Board (the "Holder") is a fund whose assets are managed by Fidelity Management Trust Company. Notice is hereby given that this Agreement is not executed on behalf of the trustees of the Holder as individuals, and the obligations of this Agreement are not binding upon any of the trustees, officers or shareholders of the Holder individually, but are binding only upon the assets and property of the Holder. The Company agrees that no shareholder, trustee or officer of the Holder may be held personally liable or responsible for any obligations of the Holder arising out of this Agreement. With respect to obligations of the Holder arising out of this Agreement, the Company shall look for payment or satisfaction of any claim solely to the assets and property of the Holder.

                         Pension Reserves Investment Management Board

                         By:  State Street Bank, as Custodian



                         By:


                         (Principal amount of Notes:  $165,000)




                         (Nominee:  CATAMARAN & Co.)



                              ----------------------------------------

White Consolidated Industries, Inc. Master Pension Trust (the "Holder") is a fund whose assets are managed by Fidelity Management Trust Company. Notice is hereby given that this Agreement is not executed on behalf of the trustees of the Holder as individuals, and the obligations of this Agreement are not binding upon any of the trustees, officers or shareholders of the Holder individually, but are binding only upon the assets and property of the Holder. The Company agrees that no shareholder, trustee or officer of the Holder may be held personally liable or responsible for any obligations of the Holder arising out of this Agreement. With respect to obligations of the Holder arising out of this Agreement, the Company shall look for payment or satisfaction of any claim solely to the assets and property of the Holder.

                         Mellon Bank as Trustee for:

                         White Consolidated Industries, Inc. Master Pension
                         Trust



                         By:


                         (Principal amount of Notes:  $107,000)



                         (Nominee:  PITT & Co.)



                              ----------------------------------------

Fidelity Capital & Income Fund (the "Holder") is a portfolio of a Massachusetts business trust. A copy of the Holder's Declaration of Trust (under the name Fidelity Summer Street Trust) is on file with the Secretary of State of the Commonwealth of Massachusetts. Each of the parties hereto acknowledges and agrees that this Agreement is not executed on behalf of the trustees of the Holder as individuals, and the obligations of this Agreement are not binding upon any of the trustees, officers or shareholders of the Holder individually, but are binding only upon the assets and property of the Holder. The Company agrees that no shareholder, trustee or officer of the Holder may be held personally liable or responsible for any obligations of the Holder arising out of this Agreement, the Company shall look for payment or satisfaction of any claim solely to the assets and property of the Holder. The Company is expressly put on notice that the rights and obligations of each series of shares of the Holder under its Declaration of Trust are separate and distinct from those of any and all other series.

                         Fidelity Capital & Income Fund



                         By:


                         (Principal amount of Notes:  $17,545,000)



                         (Nominee:  HUDD & Co.)



                              ----------------------------------------

Fidelity Asset Manager (the "Holder") is a portfolio of a Massachusetts business trust. A copy of the Holder's Declaration of Trust (under the name Fidelity Charles Street Trust) is on file with the Secretary of State of the Commonwealth of Massachusetts. Each of the parties hereto acknowledges and agrees that this Agreement is not executed on behalf of the trustees of the Holder as individuals, and the obligations of this Agreement are not binding upon any of the trustees, officers or shareholders of the Holder individually, but are binding only upon the assets and property of the Holder. The Company agrees that no shareholder, trustee or officer of the Holder may be held personally liable or responsible for any obligations of the Holder arising out of this Agreement, the Company shall look for payment or satisfaction of any claim solely to the assets and property of the Holder. The Company is expressly put on notice that the rights and obligations of each series of shares of the Holder under its Declaration of Trust are separate and distinct from those of any and all other series.

                         Fidelity Asset Manager



                         By:


                         (Principal amount of Notes:  $12,317,000)



                         (Nominee:  M. GARDINER & Co.)



                              ----------------------------------------

Fidelity Asset Manager: Growth (the "Holder") is a portfolio of a Massachusetts business trust. A copy of the Holder's Declaration of Trust (under the name Fidelity Charles Street Trust) is on file with the Secretary of State of the Commonwealth of Massachusetts. Each of the parties hereto acknowledges and agrees that this Agreement is not executed on behalf of the trustees of the Holder as individuals, and the obligations of this Agreement are not binding upon any of the trustees, officers or shareholders of the Holder individually, but are binding only upon the assets and property of the Holder. The Company agrees that no shareholder, trustee or officer of the Holder may be held personally liable or responsible for any obligations of the Holder arising out of this Agreement, the Company shall look for payment or satisfaction of any claim solely to the assets and property of the Holder. The Company is expressly put on notice that the rights and obligations of each series of shares of the Holder under its Declaration of Trust are separate and distinct from those of any and all other series.

                         Fidelity Asset Manager:  Growth



                         By:


                         (Principal amount of Notes:  $1,488,000)



                         (Nominee:  M. GARDINER & Co.)



                              ----------------------------------------

Fidelity Asset Manager Fund (the "Holder") is an Ontario mutual fund trust.
Each of the parties hereto acknowledges and agrees that this Agreement is not executed on behalf of the trustees of the Holder as individuals, and the obligations of this Agreement are not binding upon any of the trustees, officers or shareholders of the Holder individually, but are binding only upon the assets and property of the Holder. The Company agrees that no shareholder, trustee or officer of the Holder may be held personally liable or responsible for any obligations of the Holder arising out of this Agreement. With respect to obligations of the Holder arising out of this Agreement, the Company shall look for payment or satisfaction of any claim solely to the assets and property of the Holder.

                         Fidelity Investments Canada Limited, as Trustee for Fidelity Asset Manager Fund



                         By:


                         (Principal amount of Notes:  $83,000)



                         (Nominee:  THISBE & Co.)



                              ----------------------------------------

Variable Insurance Products Fund II: Asset Manager Portfolio (the "Holder") is a portfolio of a Massachusetts business trust. A copy of the Holder's Declaration of Trust (under the name Fidelity Variable Insurance Products Funds II Trust) is on file with the Secretary of State of the Commonwealth of Massachusetts. Each of the parties hereto acknowledges and agrees that this Agreement is not executed on behalf of the trustees of the Holder as individuals, and the obligations of this Agreement are not binding upon any of the trustees, officers or shareholders of the Holder individually, but are binding only upon the assets and property of the Holder. The Company agrees that no shareholder, trustee or officer of the Holder may be held personally liable or responsible for any obligations of the Holder arising out of this Agreement, the Company shall look for payment or satisfaction of any claim solely to the assets and property of the Holder. The Company is expressly put on notice that the rights and obligations of each series of shares of the Holder under its Declaration of Trust are separate and distinct from those of any and all other series.

                         Variable Insurance Products Fund II: Asset Manager Portfolio



                         By:


                         (Principal amount of Notes:  $2,645,000)



                         (Nominee:  M. GARDINER & Co.)



                              ----------------------------------------

Variable Insurance Products Fund: High Income Portfolio (the "Holder") is a portfolio of a Massachusetts business trust. A copy of the Holder's Declaration of Trust (under the name Fidelity Variable Insurance Products Fund Trust) is on file with the Secretary of State of the Commonwealth of Massachusetts. Each of the parties hereto acknowledges and agrees that this Agreement is not executed on behalf of the trustees of the Holder as individuals, and the obligations of this Agreement are not binding upon any of the trustees, officers or shareholders of the Holder individually, but are binding only upon the assets and property of the Holder. The Company agrees that no shareholder, trustee or officer of the Holder may be held personally liable or responsible for any obligations of the Holder arising out of this Agreement, the Company shall look for payment or satisfaction of any claim solely to the assets and property of the Holder. The Company is expressly put on notice that the rights and obligations of each series of shares of the Holder under its Declaration of Trust are separate and distinct from those of any and all other series.

                         Variable Insurance Products Fund:  High Income
                         Portfolio



                         By:


                         (Principal amount of Notes:  $2,067,000)



                         (Nominee:  HUDD & Co.)



                              ----------------------------------------

Fidelity Advisor High Yield Fund (the "Holder") is a portfolio of a Massachusetts business trust. A copy of the Holder's Declaration of Trust (under the name Fidelity Advisor Series II Trust) is on file with the Secretary of State of the Commonwealth of Massachusetts. Each of the parties hereto acknowledges and agrees that this Agreement is not executed on behalf of the trustees of the Holder as individuals, and the obligations of this Agreement are not binding upon any of the trustees, officers or shareholders of the Holder individually, but are binding only upon the assets and property of the Holder. The Company agrees that no shareholder, trustee or officer of the Holder may be held personally liable or responsible for any obligations of the Holder arising out of this Agreement, the Company shall look for payment or satisfaction of any claim solely to the assets and property of the Holder. The Company is expressly put on notice that the rights and obligations of each series of shares of the Holder under its Declaration of Trust are separate and distinct from those of any and all other series.

                         Fidelity Advisor High Yield Fund



                         By:

                         (Principal amount of Notes:  $2,067,000)



                         (Nominee:  HUDD & Co.)



                              ----------------------------------------

Spartan High Income Fund (the "Holder") is a portfolio of a Massachusetts business trust. A copy of the Holder's Declaration of Trust (under the name Fidelity Fixed-Income Trust) is on file with the Secretary of State of the Commonwealth of Massachusetts. Each of the parties hereto acknowledges and agrees that this Agreement is not executed on behalf of the trustees of the Holder as individuals, and the obligations of this Agreement are not binding upon any of the trustees, officers or shareholders of the Holder individually, but are binding only upon the assets and property of the Holder. The Company agrees that no shareholder, trustee or officer of the Holder may be held personally liable or responsible for any obligations of the Holder arising out of this Agreement, the Company shall look for payment or satisfaction of any claim solely to the assets and property of the Holder. The Company is expressly put on notice that the rights and obligations of each series of shares of the Holder under its Declaration of Trust are separate and distinct from those of any and all other series.

                         Spartan High Income Fund



                         By:


                         (Principal amount of Notes:  $2,893,000)



                         (Nominee:  HUDD & Co.)



                              ----------------------------------------

Fidelity Puritan Fund (the "Holder") is a portfolio of a Massachusetts business trust. A copy of the Holder's Declaration of Trust (under the name Fidelity Puritan Trust) is on file with the Secretary of State of the Commonwealth of Massachusetts. Each of the parties hereto acknowledges and agrees that this Agreement is not executed on behalf of the trustees of the Holder as individuals, and the obligations of this Agreement are not binding upon any of the trustees, officers or shareholders of the Holder individually, but are binding only upon the assets and property of the Holder. The Company agrees that no shareholder, trustee or officer of the Holder may be held personally liable or responsible for any obligations of the Holder arising out of this Agreement, the Company shall look for payment or satisfaction of any claim solely to the assets and property of the Holder. The Company is expressly put on notice that the rights and obligations of each series of shares of the Holder under its Declaration of Trust are separate and distinct from those of any and all other series.

                         Fidelity Puritan Fund



                         By:


                         (Principal amount of Notes:  $2,893,000)



                         (Nominee:  M. GARDINER & Co.)



                              ----------------------------------------

Fidelity Magellan Fund (the "Holder") is a Massachusetts business trust. A copy of the Holder's Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts. Each of the parties hereto acknowledges and agrees that this Agreement is not executed on behalf of the trustees of the Holder as individuals, and the obligations of this Agreement are not binding upon any of the trustees, officers or shareholders of the Holder individually, but are binding only upon the assets and property of the Holder. The Company agrees that no shareholder, trustee or officer of the Holder may be held personally liable or responsible for any obligations of the Holder arising out of this Agreement, the Company shall look for payment or satisfaction of any claim solely to the assets and property of the Holder.

                         Fidelity Magellan Fund



                         By:


                         (Principal amount of Notes:  $8,267,000)



                         (Nominee:  MAG & Co.)



                              ----------------------------------------